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Exhibit 21.1

New Horizons Worldwide, Inc Subsidiary Listing

New Horizons Education Corporation (a Delaware corporation)
New Horizons Computer Learning Center of Albuquerque, Inc. (a Delaware corporation)
NHCLC of San Antonio, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Hartford, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Denver, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Charlotte, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Sacramento, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Cleveland, Ltd, LLC (a Delaware LLC)
New Horizons Computer Learning Center of Indianapolis, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Indianapolis, LLC. (an Indiana LLC)
New Horizons Computer Learning Center of Memphis, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Santa Ana, Inc. (a Delaware corporation)
New Horizons Computer Learning Centers, Inc (a California corporation)
New Horizons Computer Learning Centers, Asia-Pacific Pte. Ltd. (a Singapore company)
Computer Training Associates of Chicago, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Nashville, Inc. (a Delaware corporation)
New Horizons Computer Learning Center of Metropolitan New York, Inc. (a Delaware corporation)
NHNY Acquisition Corp., Inc (a Delaware corporation)
New Horizons Computer Learning Center of Atlanta, Inc. (a Delaware corporation)
New Horizons Franchising Group, Inc. (a Delaware corporation)
New Horizons Computer Learning Centers EMEA, LLC (a Delaware LLC)
New Horizons Computer Learning Centers APAC, LLC (a Delaware LLC)
Nova Vista, LLC (a Delaware LLC)

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  Exhibit 21.1
New Horizons Worldwide, Inc Subsidiary Listing